AGREEMENT OF SALE AND PURCHASE

                             between

                NASHBORO VILLAGE APARTMENTS, L.P.

                            AS SELLER

                               and

               WALDEN RESIDENTIAL PROPERTIES, INC.

                           AS PURCHASER

                          pertaining to

        NASHBORO VILLAGE APARTMENTS, NASHVILLE, TENNESSEE

                     executed effective as of
                        November 15, 1996

                        TABLE OF CONTENTS

I.   SALE AND PURCHASE; PROPERTY . . . . . . . . . . . . . . . .1
          1.1       Sale and Purchase. . . . . . . . . . . . . .1

II.  CONSIDERATION . . . . . . . . . . . . . . . . . . . . . . .2
          2.1       Purchase Price . . . . . . . . . . . . . . .2
          2.2       Earnest Money. . . . . . . . . . . . . . . .2

III. INSPECTION. . . . . . . . . . . . . . . . . . . . . . . . .3
          3.1       Inspection Period. . . . . . . . . . . . . .3
          3.2       Document Review. . . . . . . . . . . . . . .4
          3.3       Inspection Obligations . . . . . . . . . . .6
          3.4       Right of Termination . . . . . . . . . . . .6
          3.5       Property Conveyed AS IS" . . . . . . . . . .7
          3.6       Investigative Studies. . . . . . . . . . . .9
          3.7       Purchaser Represented by Counsel . . . . . .9
          3.8       Purchaser's Release of Seller. . . . . . . .9
          3.9       Representations, Warranties and Covenants. 10

IV.  SURVEY. . . . . . . . . . . . . . . . . . . . . . . . . . 13
          4.1       Survey.  . . . . . . . . . . . . . . . . . 13

V.   TITLE . . . . . . . . . . . . . . . . . . . . . . . . . . 14
          5.1       Title Commitment . . . . . . . . . . . . . 14

VI.  REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . 15
          6.1       Seller's Remedies. . . . . . . . . . . . . 15
          6.2       Purchaser's Remedies . . . . . . . . . . . 15
          6.3       Attorneys' Fees. . . . . . . . . . . . . . 15
          6.4       Disposition of Earnest Money . . . . . . . 15

VII. CLOSING . . . . . . . . . . . . . . . . . . . . . . . . . 16
          7.1       Closing Date . . . . . . . . . . . . . . . 16
          7.2       Closing Matters. . . . . . . . . . . . . . 16
          7.3       Closing Costs. . . . . . . . . . . . . . . 19
          7.4       Real Estate Commissions. . . . . . . . . . 20

VIII.     CONDEMNATION . . . . . . . . . . . . . . . . . . . . 20
          8.1       Condemnation . . . . . . . . . . . . . . . 20

IX.  RISK OF LOSS. . . . . . . . . . . . . . . . . . . . . . . 21
          9.1       Risk of Loss . . . . . . . . . . . . . . . 21

X.   MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . 22
          10.1      Entire Agreement . . . . . . . . . . . . . 22
          10.2      Agreement Binding on Parties . . . . . . . 22
          10.3      Effective Date . . . . . . . . . . . . . . 22
          10.4      Notice . . . . . . . . . . . . . . . . . . 22
          10.5      Time of the Essence. . . . . . . . . . . . 23
          10.6      Place of Performance . . . . . . . . . . . 24
          10.7      Currency . . . . . . . . . . . . . . . . . 24
          10.8      Section Headings . . . . . . . . . . . . . 24
          10.9      Obligations. . . . . . . . . . . . . . . . 24
          10.10     Business Days. . . . . . . . . . . . . . . 24
          10.11     Confidentiality. . . . . . . . . . . . . . 24
          10.12     No Recordation . . . . . . . . . . . . . . 24
          10.13     Multiple Counterparts. . . . . . . . . . . 25
          10.14     Severability . . . . . . . . . . . . . . . 25
          10.15     Limited Liability of Officers. . . . . . . 25


EXHIBITS


Exhibit A - Legal Description
Exhibit B - Form of Special Warranty Deed
Exhibit C - Form of Bill of Sale
Exhibit D - Form of Non-Foreign Entity Certificate
Exhibit E - Form of Tenant Notice Letter
Exhibit F - Operating Statements
Exhibit G - Surveyor's Certificate
Exhibit H - Service Contracts

                  AGREEMENT OF SALE AND PURCHASE
                               FOR
                   NASHBORO VILLAGE APARTMENTS

     THIS AGREEMENT OF SALE AND PURCHASE ("Agreement") is made by and between Nashboro Village Apartments, L.P., a Delaware limited partnership ("Seller"), and Walden Residential Properties, Inc., a Maryland corporation ("Purchaser"), and is as follows:

                       WI T N E S S E T H:

     WHEREAS, Seller desires to sell and Purchaser desires to purchase the property described in Section 1.1 below, on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                I.
                   SALE AND PURCHASE; PROPERTY

     1.1 Sale and Purchase. Seller agrees to sell and convey unto Purchaser, and Purchaser agrees to purchase and accept from Seller, for the price and subject to the terms, covenants, conditions and provisions herein set forth, the following:

(a) All of that certain land (the "Land") in Nashville, Tennessee, being more particularly described in Exhibit A attached hereto and incorporated herein by this reference for all purposes;

(b) All right, title and interest of Seller in and to all structures, improvements and fixtures (collectively,
     "Improvements") located on the Land. The Land and the Improvements are sometimes referred to herein collectively as the "Real Property" and consist primarily of a 994-unit multi-family apartment complex commonly known as "Nashboro Village Apartments";

(c) All right, title and interest of Seller, if any, in and to any land lying in the bed of any street, road or access way, opened or proposed, in front of, at a side of or adjoining the Land to the centerline thereof "Property Rights");

(d) All right, title and interest of Seller, reversionary or otherwise, in and to all easements in or upon the Land and all other rights and appurtenances belonging or in anywise pertaining thereto, if any ("Appurtenances");

(e) All furniture, carpeting, draperies, appliances, building supplies, equipment, machinery, inventory and other items of personal property owned by Seller and presently affixed or attached to, placed or situated upon the Real Property and used solely in connection with the ownership, operation and occupancy of the Real Property ("Personalty"), but specifically excluding any items of personal property owned by lawful tenants ("Tenants") of the Improvements and further excluding any items of personal property owned by third parties and leased to Seller;

(f) Seller's interest as landlord in all leases ("Leases") now or hereafter affecting the Real Property, together with all refundable security deposits ("Security Deposits") of Tenants held by Seller;

(g) Seller's interest in all assignable leasing, service, supply and maintenance contracts relating solely to the Real Property or Personalty as more particularly described on Exhibit "H" attached hereto and incorporated herein by this reference for all purposes ("Contracts"); and

(h) All right, title and interest of Seller, if any, in and to all intangible property relating solely to the ownership or operation of the Real Property or Personalty, in each case only to the extent assignable, including licenses, permits, guaranties, warranties and tradenames, if any, but in each case without warranty, including the right to use the name "Nashboro Village" on a non-exclusive basis ("Intangible Property").

     The items described in (a) through (h) of this Section 1.1 are hereinafter collectively called the "Property.

                               II.
                          CONSIDERATION

     2.1 Purchase Price. The purchase price ("Purchase Price") to be paid by Purchaser to Seller for the sale and conveyance of the Property shall be Forty-Six Million and No/ 100 Dollars ($46,000,000.00), which shall be payable to Seller on or before 1:00 p.m. (Dallas, Texas time) on the day that the closing of the transaction contemplated hereby occurs ("Closing") payable by Federal Reserve wire transfer of immediately available funds to an account or accounts which shall be designated by Seller on or before the Closing Date (hereinafter defined in Section 7.1), plus or minus prorations and adjustments as hereinafter provided; and

     2.2 Earnest Money. (a) It shall be a condition precedent to the effectiveness of this Agreement that within one (1) business day following the Effective Date (as defined in Section 10.3), (i) Purchaser deposit with Lawyers Title Insurance Company ("Title Company") the amount of Two Hundred Fifty Thousand and No/ 100 Dollars ($250,000.00) by wire transfer of immediately available federal funds (together with all interest, if any, accrued thereon, the "Earnest Money"), and (ii) Purchaser pay to Seller One Hundred and No/100 Dollars ($100.00) ("Independent Consideration") as consideration for this Agreement. The Independent Consideration will be retained by Seller in all instances and shall not be applied against the Purchase Price at Closing. The Independent Consideration shall not be returned to Purchaser in the event that the Earnest Money is returned to Purchaser pursuant to the terms of this Agreement.

     (b) Title Company shall deposit the Earnest Money into an interest-bearing money market account maintained at a federally insured bank or savings and loan association located in Nashville, Tennessee or Dallas, Texas. Such account shall have no penalty for early withdrawal, and Purchaser accepts all risks with regard to the account, specifically including the risk of closure of such bank or savings and loan association by state and/or federal regulators, and all losses occasioned thereby. If any portion of the Earnest Money is not deposited with Title Company or any portion of the Independent Consideration is not paid to Seller within the required periods, Seller may terminate this Agreement by delivering written notice to Purchaser and upon said termination, the Title Company shall immediately return to Seller all executed originals of this Agreement in its possession. Thereafter, neither party shall have any further rights or obligations hereunder except with respect to Section 3.2, 3.3, 3.6, 3.8, 5.1(b), Article VI, and
7.4 (such obligations being referred to herein as the "Termination Surviving Obligations"). If the transaction contemplated hereby is consummated in accordance with the terms and provisions hereof, the Earnest Money shall be credited against the Purchase Price at Closing and paid to Seller in accordance with the terms of this Agreement. If the transaction is not so consummated, the Earnest Money shall be held and delivered by the Title Company as hereinafter provided. All interest earned shall be reported to the Internal Revenue Service as income of Purchaser. Purchaser shall promptly execute all forms reasonably requested by the Title Company, including, without limitation, Form W-9 and any necessary investment direction letters.

                               III.
                            INSPECTION

     3.1  Inspection Period.  Subject to t he provisions of this
Section 3.1, Seller shall permit Purchaser and its authorized agents and representatives the right to enter upon the Real Property at all reasonable times during normal business hours to inspect the Property and conduct reasonably necessary tests. Such entry and inspections may be conducted only during the period ("Inspection Period") commencing on the Effective Date (as defined in Section 10.3) and ending at 5:00 p.m. (Dallas, Texas time) on November 29, 1996. Purchaser shall notify Seller, in writing, of its intention, or the intention of its agents or representatives, to enter the Real Property at least 48 hours prior to such intended entry. If Purchaser intends to conduct any physical testing or sampling of the Property (including, without limitation, any Phase H environmental testing), Purchaser shall describe such testing and sampling in its notice and shall obtain Seller's prior written consent thereto which shall not be unreasonably withheld or delayed. Purchaser shall bear the cost of all inspections and tests. At Seller's option, Seller may be present for any inspection or test.

     3.2 Document Review. (a) Seller agrees to permit Purchaser, its authorized agents or representatives, upon at least 48 hours prior written notice, at either the office of Seller, Seller's property manager or at the Real Property (at Seller's option), the right to inspect the following, to the extent same are in Seller's possession: (i) environmental reports and studies prepared at the request of Seller, (ii) the current year's assessments (special or otherwise), ad valorem and personal property tax bills as well as ad valorem and other property tax statements relating to the Property for the immediately preceding two (2) tax years, (iii) its most recent resident rent roll, (iv) copies of the form lease, leasing applications, and security deposit documents used by Seller for leasing apartments at the Improvements and a copies of the Contracts, (v) a summary of all capital expenditures commencing with Seller's acquisition of the Property including invoices, contracts and/or work orders pertaining to carpet replacement window replacement and appliance replacement; (vi) any plans and specifications (including the as-built plans), (vii) Seller's most current owner's title insurance policy and title documents relating to the Property, (viii) all documents pertaining to any leased Personalty, (ix) all warranties, guaranties and bonds relating to the Property, or any part thereof, (x) a copy of all income and expense statements for the Property, for the year-to-date commencing with Seller's acquisition of the Property (prepared on a monthly basis), (xi) a current schedule of rental rates for each type of unit within the Improvements, and such other pertinent information regarding the resident leases and rental units as is reasonably available to Seller, including, without limitation a schedule of the appliances and amenities included in each type of rental unit, (xii) a copy of all certificates of occupancy for the Improvements, swimming pool permits, boiler permits and other licenses and permits for the Property, (xiii) a list of all employees currently employed in the operation of the Property, setting forth his/her name and position, (xiv) invoices, contracts and/or work orders pertaining to, any regular maintenance and repair at the Real Property since Seller's acquisition of the Property (xv) a copy of all utility bills for the Real Property since Seller's acquisition of the Property, excluding individually metered resident utility bills, (xvi) copies of any pending litigation of safety related issues with respect to the Property,
(xvii) a current Personalty inventory, and (xviii) such other books, records, leasing files, contracts, agreements and information relating to the Property that are in Seller's possession or are readily available to Seller and as may be required by Purchaser's accountants to perform a complete audit of the Property for the twelve (12) month period ended December 31, 1995 (collectively, "Documents"). Purchaser at its expense shall have the right to make photocopies of the Documents. Notwithstanding anything in this Section 3.2 to the contrary, Purchaser shall not have the right to inspect or make copies of any appraisals of the Property or any documents in Seller's possession involving Seller's acquisition of the Property, any internal budgets or projections, or any other prospective purchasers.

     (b) Purchaser acknowledges that any and all of the Documents may be proprietary and confidential in nature and will be delivered to Purchaser solely to assist Purchaser in determining the feasibility of purchasing the Property. Except as required by applicable security laws or as required by any national securities exchange on which Purchaser's common stock is listed, Purchaser agrees not to disclose the contents of the Documents, or any of the provisions, terms or conditions thereto, to any party outside of Purchaser's organization other than its attorneys, accountants, lenders or investors (collectively, the "Permitted Outside Parties"). Purchaser further agrees that within its organization, or as to the Permitted Outside Parties, the Documents shall be disclosed and exhibited only to those persons within Purchaser's organization or to those Permitted Outside Parties who are responsible for determining the feasibility of Purchaser's acquisition of the Property and who have agreed in writing to preserve the confidentiality of such information as required herein. Purchaser further acknowledges that the Documents and other information relating to the leasing arrangements between Seller and the Tenants or prospective tenants are proprietary and confidential in nature. Purchaser agrees not to divulge the contents of such Documents and other information except in strict accordance with the confidentiality standards set forth in this
Section 3.2. In permitting the Permitted Outside Parties to review the Documents or information to assist Purchaser, Seller has not waived any privilege or claim of confidentiality with respect thereto, and no third party benefits or relationships of any kind, either express or implied, have been offered, intended or created by Seller and any such claims are expressly rejected by Seller and waived by Purchaser and the Permitted Outside Parties, for whom, by its execution of this Agreement, Purchaser is acting as an agent with regard to such waiver. Notwithstanding the foregoing, to the extent required by any national securities exchange on which Purchaser's common stock is registered or if required by the Securities and Exchange Commission, Purchaser may include a copy of this Agreement in its required filings with the Securities and Exchange Commission.

     (c) Purchaser shall return all of the Purchaser's Information (as hereinafter defined), on the first to occur of (i) such time as Purchaser determines that it shall not acquire the Property, or
(ii) such time as this Agreement is terminated for any reason.

     (d) Purchaser acknowledges that some of the Documents may have been prepared by third parties and may have been prepared prior to Seller's ownership of the Property. Purchaser hereby acknowledges that Seller has made and does not make any representation or warranty regarding the truth, accuracy or completeness of the Documents or the sources thereof Seller has not undertaken any independent investigation as to the truth, accuracy or completeness of the Documents and is providing the Documents solely as an accommodation to Purchaser. Notwithstanding any provision of this Agreement to the contrary, no termination hereof shall terminate Purchaser's obligations pursuant to Section 3.2.

     3.3 Inspection Obligations. (a) In conducting any inspections, investigations or tests of the Property and/or Documents, Purchaser and its agents and representatives shall: (i) not disturb the Tenants or interfere with their use of the Property pursuant to their respective Leases; (ii) not interfere with the operation and maintenance of the Property; (iii) not damage any part of the Property or any personal property owned or held by any Tenant or any other person or entity; (iv) not injure or otherwise cause bodily harm to Seller, or its agents, guests, invitees, contractors and employees or any Tenant or any other person or entity; (v) maintain comprehensive general liability (occurrence) insurance in terms and amounts satisfactory to Seller covering any accident arising in connection with the presence of Purchaser, its agents and representatives on the Real Property and shall deliver a certificate of insurance verifying such coverage to Seller prior to entry upon the Real Property; (A) promptly pay when due the costs of all tests, investigations, and examinations done with regard to the Property; (vii) not permit any liens to attach to the Real Property by reason of the exercise of its rights hereunder;
(viii) fully restore the Property to the condition in which the same was found before any such inspection or tests were undertake; and (ix) not reveal or disclose any information obtained during the Inspection Period concerning the Property and the Documents to anyone outside Purchaser's organization except in accordance with the confidentiality standards set forth in Section 3.2(b) and
Section 10.11.

     (b) Purchaser hereby agrees to indemnify, defend and hold Seller and its partners, members, officers, directors, agents, employees, successors and assigns harmless from and against any and all liens, claims, causes of action, damages, liabilities, demands, suits, obligations, losses, penalties, costs and expenses (including reasonable attorneys' fees) arising out of Purchaser's inspections or tests permitted hereunder or any violation of the provisions of this Section 3.3. Notwithstanding any provision of this Agreement to the contrary, no termination hereof shall terminate Purchaser's obligations pursuant to this Section 3.3.

     3.4 Right of Termination. If, during the Inspection Period, Purchaser shall, for any reason, in Purchaser's sole discretion, judgment and opinion, be dissatisfied with any aspect of the Property or any item examined by Purchaser pursuant to Sections 3.1 and 3.2 or for any reason whatsoever, Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement by giving written notice to Seller on or before the expiration of the Inspection Period, whereupon this Agreement shall terminate, and upon such termination, neither Seller nor Purchaser shall have any further obligation or liability to the other hereunder, except for the Termination Surviving Obligations. Upon Purchaser s delivery to Seller of the Documents and any and all copies Purchaser has made of the Documents and all copies of any studies, reports or test results regarding any part of the Property obtained by Purchaser in connection with its inspection of the Property, including, without limitation, those described in Section 3.6 (collectively "Purchaser's Information"), the Earnest Money shall be returned to Purchaser in accordance with Section 6.4. If Purchaser shall fail to timely notify Seller in writing of its option to terminate this Agreement on or before the expiration of , the Inspection Period, the termination right described in this
Section 3.4 shall be null and void.

     3.5  Property Conveyed "AS IS."

(a) Disclaimer of Representations and Warranties by Seller. Except for the limited representations of Seller in Section 3.9 herein, it is understood and agreed that Seller has not made and is not now making, and it specifically disclaims, any warranties,' representations or guaranties of any kind or character, express or implied, oral or written, past, present or future, with respect to the Property, including, but not limited to, warranties, representations or guaranties as to
     (i) matters of title (other than Seller's warranty of title set forth in the Deed (hereinafter defined) to be delivered at Closing), (ii) environmental matters relating to the Property or any portion thereof, (iii) geological conditions, including, without limitation, subsidence, subsurface conditions, water table, underground water reservoirs, limitations regarding the withdrawal of water and earthquake faults and the resulting damage of past and/or future earthquakes, (iv) whether, and to the extent to which the Property or any portion thereof is affected by any stream (surface or underground), body of water, flood prone area, flood plain, floodway or special flood hazard, (v) drainage,
     (vi) soil conditions, including the existence of instability, past soil repairs, soil additions or conditions of soil fill, or susceptibility to landslides, or the sufficiency of any undershoring, (vii) zoning to which the Property or any portion thereof may be subject, (viii) the availability of any utilities to the Property or any portion thereof including, without limitation, water, sewage, gas and electric, (ix) usages of adjoining Property, (x) access to the Property or any portion thereof, (xi) the value compliance with the plans and specifications, size, location, age, use, design, quality, description, suitability, structural integrity, operation, title to, or physical or financial condition of the Property or any portion thereof, (xii) any income, expenses, charges, liens, encumbrances, rights or claims on or affecting or pertaining to the Property or any part thereof, (xiii) the presence of Hazardous Substances (hereinafter defined) in or on, under or in the vicinity of the Property, (xiv) the condition or use of the Property or compliance of the Property with any or all past, present or future federal, state or local ordinances, rules, regulations or laws, building, rim or zoning ordinances, codes or other similar laws, (xv) the existence or nonexistence of underground storage tanks, (xvi) any other matter affecting the stability or integrity of the Property, (xvii) the potential for further development of the Property, (xviii) the existence of vested land use, zoning or building entitlements affecting the Property, (xix) the merchantability of the Property or fitness of the Property for any particular purpose (Purchaser affirming that Purchaser has not relied on Seller's skill or judgment to select or furnish the Property for any particular purpose, and that Seller makes no warranty that the Property is fit for any particular purpose), or (xx) tax consequences.

(b) Sale "As Is". Except for the limited representations of Seller in Section 3.9 herein, Purchaser has not relied upon and will not rely upon, either directly or indirectly, any representation or warranty of Seller or any of its agents and acknowledges that no such representations have been made. Purchaser represents that it is a knowledgeable, experienced and sophisticated purchaser of real estate and that it is relying solely on its own expertise and that of Purchaser's consultants in purchasing the Property. Purchaser will conduct such inspections and investigations of the Property as Purchaser deems necessary, including, but not limited to, the physical and environmental conditions thereof, and shall rely upon same. Upon closing, Purchaser shall assume the risk that adverse matters, including, but not limited to, adverse physical and environmental conditions, may not have been revealed by Purchaser's inspections and investigations. Purchaser acknowledges and agrees that upon Closing, Seller shall sell and convey to Purchaser and Purchaser shall accept the Property "as is, where is," with all faults. Purchaser further acknowledges and agrees that there are no oral agreements, warranties or representations, collateral to or affecting the Property by Seller, any agent of Seller or any third party. The terms and conditions of this Section 3.5 shall expressly survive the Closing, not merge with the provisions of any closing documents and shall be incorporated into the Deed. Seller is not liable or bound in any manner by any oral or written statements, representations, or information pertaining to the Property furnished by any real estate broker, agent, employee, servant or other person, unless the same are specifically set forth or referred to herein. Purchaser acknowledges that the Purchase Price reflects the "as is" nature of this sale and any faults, liabilities, defects or other adverse matters that may be associated with the Property. Purchaser has fully reviewed the disclaimers and waivers set forth in this Agreement with its counsel and understands the significance and effect thereof. Purchaser acknowledges and agrees that the disclaimers and other agreements set forth herein are an integral part of this Agreement and that Seller would not have agreed to sell the Property to Purchaser for the Purchase Price without the disclaimer and other agreements set forth in this Agreement.


                                             Purchaser
                                             Initials

(c) "Hazardous Substances" Defined. For purposes hereof, "Hazardous Substances" means any hazardous, toxic or dangerous waste, substance or material, pollutant or contaminant, as defined for purposes of the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Sections 9601 et seq.), as amended ("CERCLA"), or the Resource Conservation and Recovery Act (42 U.S.C. Sections 6901 et seq.), as amended ("RCRA"), or any other federal, state or local law, ordinance, rule or regulation applicable to the Property, or any substance which is toxic, explosive, corrosive, flammable, infectious, radioactive, carcinogenic, mutagenic or otherwise hazardous, or any substance which contains gasoline, diesel fuel or other petroleum hydrocarbons, polychlorinated biphenyls (pcbs), radon gas, urea formaldehyde, asbestos, lead or electromagnetic waves.

     3.6 Investigative Studies. As additional consideration for the transaction contemplated herein, Purchaser agrees that it will provide to Seller, immediately following the receipt of same by Purchaser, copies of any and all reports, tests or studies involving structural or geologic conditions, environmental, hazardous waste or Hazardous Substances contamination of the Property which reports, tests or studies shall be addressed to both Seller and Purchaser at no cost to Seller; provided, however, Purchaser shall have no obligation to cause any such tests or studies to be performed on the Property. Notwithstanding any provision of this Agreement to the contrary, no termination hereof shall terminate Purchaser's obligations pursuant to this Section 3.6.

     3.7 Purchaser Represented by Counsel. Purchaser hereby represents and warrants to Seller that: (i) Purchaser is not in a significantly disparate bargaining position in relation to Seller;
(ii) Purchaser is represented by legal counsel in connection with the transaction contemplated by this Agreement; and (iii) Purchaser is purchasing the Property for business, commercial, investment or other similar purpose and not for use as Purchaser's residence.

     3.8 Purchaser's Release of Seller. Seller is hereby released from all responsibility and liability to Purchaser regarding the condition (including the presence in the soil, air, structures and surface and subsurface waters, of materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Property under current or future federal, state and local laws, regulations or guidelines), valuation, salability or utility of the Property, or its suitability for any purpose whatsoever. Purchaser expressly acknowledges that Purchaser has not relied on any warranties, promises, understandings or representations, express or implied, oral or written, of Seller or any of its agents, relating to the Property which are not contained in this Agreement, and that Purchaser is acquiring the Property in its present condition and state of repair, "as is, where is", with all defects, latent or apparent. Purchaser acknowledges that any information of any type which Purchaser has received or may receive from Seller or its agents, including, without limitation, any environmental reports and surveys, is furnished on the express condition that Purchaser shall make an independent verification of the accuracy of such information, all such information being furnished without any warranty whatsoever.

     3.9  Representations, Warranties and Covenants.

(a) Representations of Seller. The representations set forth in this Section 3.9 constitute the only representations of Seller to Purchaser in connection with the sale of the Property. As of the Effective Date, Seller represents as follows:

          (i) Authority of Seller, Due Authorization. Seller is a limited partnership duly organized and validly existing under the laws of the State of its organization, and Seller has all necessary partnership power and authority to execute and deliver this Agreement and to consummate the sale. contemplated hereby. This Agreement has been duly authorized and executed by Seller and is a valid and binding obligation of, and is enforceable, in accordance with its terms, against Seller. The documents delivered to Buyer at Closing will be duly authorized and executed by Seller and will be valid and binding obligations of Purchaser, and will be enforceable in accordance with their terms against Seller.

          (ii) Non-Foreign Entity. Seller is not a "foreign person" or "foreign corporation" as those terms are defined in the
     Internal Revenue Code of 1986, as amended, and    the
     regulations promulgated thereunder.

          (iii) Violations. To Seller's actual knowledge, except to the extent provided to Purchaser during the Inspection Period, Seller has not received any written notice from a Governmental Authority (as defined in Section 3.9(b)) alleging a violation of any law, rule or regulation relating to the Property.

          (iv) Non-Contravention. To Seller's actual knowledge, the execution and delivery of this Agreement by Seller and the performance of its obligations hereunder, do not conflict with or result in a default under any agreement or obligation as to which Seller or the Property is bound.

          (v) Litigation. To Seller's actual knowledge, except as previously disclosed to Purchaser, there are no legal actions, suits or similar proceedings pending or served against seller or the Property, which if adversely determined, would materially affect the value of the Property or Seller's ability to consummate the sale contemplated hereby.

          (vi) Operating Statements. Attached as Exhibit "F" is the most recent quarterly statement of income and expense in connection with the operation and maintenance of the Property. The balance of such statements for the preceding quarters, covering Seller's period of ownership of the Property, shall be made available to the Purchaser in accordance with Section
     3.2 and in connection therewith, Seller agrees to make available to Purchaser or its representatives, at Seller's office, or Seller's property manager's office or the Real Property all supporting documentation for such statements.

          (vii)     Service Contracts.  To Seller's actual
     knowledge, as of the Effective Date, the list of Service
     Contracts attached hereto as Exhibit "H" constitutes all of the Service Contracts affecting the Property.

          (viii) Closing Not Constituting Breach. To Seller's actual knowledge, the consummation of the transaction contemplated herein will not result in the breach of any lease or other agreement affecting the Property.

          (ix) Access to Property. To Seller's actual knowledge, Seller has received no written notices of termination of the current access from the Property to any presently existing highways and roadways adjoining the Property as shown by the Survey.

          (x) Taxes. AR ad valorem taxes for the Property for 1995 have been paid and no ad valorem taxes for 1996 are delinquent.

          (xi) Seller's Actual Knowledge' Defined. For purposes of this Agreement "Seller's actual knowledge" shall be limited to the current actual, as opposed to imputed or constructive, knowledge of Larry Corson, Scott Fitzgerald and Seth Taube, without investigation or inquiry whatsoever.

(b)  Covenants. Seller hereby agrees that:

          (i) Rent Roll. Not earlier than five (5) days prior to Closing, Seller shall deliver a copy of rent roll for the Property ("Rent Roll") certified to Seller's actual Knowledge to be true and correct as of the date thereof.

          (ii) Insurance. Seller shall maintain all insurance policies covering the Property in effect as of the Effective
     Date or their equivalent, in force until Closing. Buyer, at Closing, shall obtain its own insurance coverage.

          (iii) Inspection of Documents, Reports, Books and Records. During the Inspection Period, the Documents, all reports (including but not limited to soil tests and construction inspection reports), the books and records, all Tenant Leases and other documents, that to Seller's Knowledge relate to the construction, ownership, operation or management of the Property, shall be made available to Purchaser for review at the offices of Seller, the office of Sellers property manager, or at the Real Property as applicable, and Seller shall cooperate with Purchaser in its review thereof. Notwithstanding the foregoing, Purchaser will not be entitled to inspect or review appraisals, or documents involving Seller's acquisition of the Property, any internal budgets or projections or any other prospective purchasers of the Property.

          (iv) Maintenance of Property Until Closing. Subject to
     Article VIII & IX, Seller, at its expense, will maintain the Property in its current condition until Closing excepting only ordinary wear and tear.

          (v) Service Contracts. After the Effective Date, Seller will not enter into any service operating or management contracts related to the Property that cannot be terminated on thirty (30) days' notice.

(c) Purchaser's Representations and Warranties. Purchaser represents and warrants as follows:

          (i) Authority of Purchaser. Purchaser has the requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by the board of directors of the Purchaser and no other corporate proceedings on the part of the Purchaser are necessary to enter into this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by, and constitutes a valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

          (ii) No Bankruptcy or Receivership. That at no time on or before the Closing Date, shall any of the following have occurred with respect to Purchaser: (A) the commencement of a case under Title 11 of the United States Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (B) the appointment of a trustee or receiver of any property interest; (C) an assignment for the benefit of creditors; (D) an attachment, execution or other judicial seizure of a substantial property interest; (E) the taking of, failure to take, or submission to any action indicating an inability to meet its financial obligations as they accrue; or
     (F) a dissolution or liquidation, death or incapacity.

          (iii) Corporate Organization. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation and is in good standing as a foreign corporation in each jurisdiction where failure to so qualify or be in good standing is reasonably likely to have a material adverse effect on the financial condition, properties, business or results of operation of the Purchaser and its subsidiaries, taken as a whole. The Purchaser has the requisite corporate power to own, lease and operate its properties and assets and to carry on its businesses as they are now being conducted. The Purchaser's certificate of incorporation and by-laws (or other governing instruments) are in full force and effect.

          (iv) Consents and Approvals: No Violation. Neither the execution and delivery of this Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby will (A) conflict with or result in any breach or violation of any provision of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the termination of, or accelerate the performance required by, or result in the creation of any lien or other encumbrance upon any of the properties or assets of the Purchaser or any of its subsidiaries under, any of the terms, conditions or provisions of 1) their respective certificates of incorporation or by-laws or 2) any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Purchaser or any such subsidiary is a party or to which they or any of their respective properties or assets are subject, or (B) require any consent approval, authorization or permit of, or filing with or notification to, any court, governmental authority or other regulatory or administrative agency or commission, domestic or foreign ("Governmental Entity") or any other person.

(d) Conditions for Bringing a Claim for Breach of Representation. Purchaser shall not be entitled to bring a claim for breach of a representation to the extent it had actual knowledge thereof, as opposed to imputed or constructive knowledge, prior to Closing. In no event will Purchaser be entitled to recover damages for any breach of the above representations unless Purchaser delivers notice to Seller of its claim on or prior to six (6) months following the Closing Date. In addition, Purchaser shall not have any right to bring any action against Seller as a result of any representation or warranty of Seller contained in this Agreement unless and until the aggregate amount of such losses, expenses and liability arising out of or which result from the inaccuracy of any such representations exceeds $150,000 and then only to the extent of such excess up to an amount not to exceed $500,000.

                               IV.
                              SURVEY

     4.1 Survey. Seller shall at Seller's cost and expense, within ten (10) days after the Effective Date, deliver to Purchaser an update of the most recent survey of the Real Property ("Survey") containing a certificate substantially in accordance with the form attached hereto as Exhibit "G".

                                V.
                              TITLE

     5.1 Title Commitment. (a) Seller shall, within ten (10) days after the Effective Date, furnish to Purchaser: (I) a title commitment ("Commitment"), by the terms of which Title Company agrees to issue to Purchaser at Closing an 1992 ALTA Owner Policy of Title Insurance (as amended to date) ("Title Policy") in the amount of the Purchase Price, insuring Purchaser's fee simple title to the Real Property to be good and indefeasible, subject to the terms of such policy and the exceptions described therein; and
(H) a photocopy of all documents ("Title Documents") describing all title exceptions shown on the Commitment. As used herein, the term "Title Objection Period" shall mean a period commencing on the first day following Seller's delivery to Purchaser of the Survey, Commitment and Title Documents and ending ten (10) days thereafter. All matters shown on the Survey and exceptions listed in the Commitment which are not objected to by Purchaser by delivery of written notice to Seller within the Title Objection Period shall be conclusively deemed to be acceptable to Purchaser. In the event Purchaser timely objects to any title exception or Survey matter ("Title Objection"), Seller may but shall not be obligated to, cure such Title Objection. In the event Seller notifies Purchaser that Seller is unable or unwilling to cure any Title Objection, Purchaser shall be deemed to have waived the Title Objections unless within five (5) days following such notice, Purchaser delivers to Seller written notice terminating this Agreement. Notwithstanding anything herein to the contrary, in the event that Purchaser's right to terminate this Agreement pursuant to any provision of this Section 5.1 has not expired prior thereto, it shall expire upon expiration of the Inspection Period. As used in this Agreement, the term "Permitted Exceptions" shall mean all matters either shown on the Survey or listed in the Commitment to which Purchaser does not raise a Title Objection within the Title Objection Period or, having objected, Purchaser waives or is deemed to have waived in accordance with the provisions of this Section 5.1.

          (b) In the event of termination of this Agreement pursuant to this Section 5.1, upon Purchaser's delivery of the Purchaser's Information, the Earnest Money shall be delivered to Purchaser in accordance with Section 6.4 and thereafter neither party shall have any further rights or obligations hereunder, except for the Termination Surviving Obligations. Notwithstanding anything herein to the contrary, if this Agreement is terminated by purchaser in accordance with the terms hereof, the Title Company shall, prior to delivering the Earnest Money to the party entitled thereto, deduct from the Earnest Money any amounts owing to the Title Company relating to the preparation of the Commitment and this provision shall expressly survive any termination of this Agreement.

                               VI.
                             REMEDIES

     6.1 Seller's Remedies. In the event Purchaser fails to perform its obligations pursuant to this Agreement for any reason except the failure by Seller to perform hereunder, Seller shall be entitled as its sole and exclusive remedy, to terminate this Agreement and recover the Earnest Money as liquidated damages and not as penalty, in full satisfaction of claims against Purchaser hereunder (excluding any claim for breach of a Termination Surviving Obligation and if Closing occurs, excluding any claim for breach of any obligation that expressly survives Closing pursuant to the terms of this Agreement, for which there shall be no limitation or restriction on liability). Seller and Purchaser agree that Seller's damages resulting from Purchaser's default are difficult if not impossible, to determine and the Earnest Money is a fair estimate of those damages which has been agreed to in an effort to cause the amount of said damages to be certain. In the event of Purchaser's default or a termination of this Agreement and notwithstanding anything in this Section 6.1 to the contrary, and in the event Purchaser or any party related to or affiliated with Purchaser is asserting any claims or right to the Property that would otherwise delay or prevent Seller from having clear, indefeasible and marketable title to the Property, Seller shall have all remedies available at law or in equity.

     6.2 Purchaser's Remedies. In the event Seller fails to perform its obligations pursuant to this Agreement for any reason except the failure by Purchaser to perform hereunder, Purchaser shall elect, as its sole and exclusive remedy, either to (a) terminate this Agreement by giving Seller timely written notice of such election prior to or at ' Closing; and upon delivery of the Purchaser's Information recover the Earnest Money in accordance with Section 6.4, or (b) enforce specific performance of this Agreement. Notwithstanding anything herein to the contrary, Purchaser shall be deemed to have elected to terminate this Agreement if Purchaser fails to deliver to Seller written notice of its intent to file a claim or assert a cause of action for specific performance against Seller on or before thirty (30) days following the Closing Date or having given such notice fails to file a lawsuit asserting said claim or cause of action in a court of competent jurisdiction in Davidson County, Tennessee, within ninety
(90) days following the Closing Date.

     6.3 Attorneys' Fees. In the event either party hereto is required to employ an attorney because any litigation arises out of this Agreement between the parties hereto, the nonprevailing party shall pay the prevailing party all reasonable fees and expenses, including attorneys' fees and expenses, incurred in connection with such litigation.

     6.4 Disposition of Earnest Money. In the event of a termination of this Agreement by either Seller or Purchaser, Title Company is authorized to deliver the Earnest Money to the party hereto entitled to same pursuant to the terms hereof on or before the fifth (5th) business day following receipt of written notice of such termination by the Title Company and non-terminating party from the terminating party, unless the non-terminating party notifies the Title Company that it disputes the right of the terminating party to receive the Earnest Money. In such event, the Title Company shall have the right to interplead the Earnest Money into a court of competent jurisdiction in Davidson County, Tennessee. All attorneys' fees and costs and Title Company's costs and expenses incurred in connection with such interpleader shall be assessed against the party that is not awarded the Earnest Money or if the Earnest Money is distributed in part to both parties, then in the inverse proportion of such distribution. Notwithstanding the foregoing, in the event this Agreement is terminated and Purchaser is entitled to receive the Earnest Money, Title Company is not authorized to deliver the Earnest Money to Purchaser unless and until Purchaser deposits with Title Company, Purchaser's written certification, addressed to Seller and Title Company, that Purchaser has delivered to Seller the Purchaser's Information together with a waiver of any and all of Purchaser's claims against Seller in connection with this Agreement.

                               VII.
                             CLOSING

     7.1 Closing Date. The Closing shall be held in the offices of the Title Company (or such other location as may be mutually agreed upon by Seller and Purchaser) at 10:00 a.m. on December 10, 1996 or such earlier or later date as Seller and Purchaser shall mutually agree in writing ("Closing Date").

     7.2  Closing Matters.

(a)  At Closing, Seller shall:

          (i) cause the Title Company to modify (by interlineation or otherwise) the Commitment to reflect the Permitted
     Exceptions, thereby indicating the commitment of the Title
     Company to issue to Purchaser the Title Policy;

          (ii) To the extent available and in Seller's possession or control, deliver originals of the Leases and all Contracts affecting the Real Property either at Closing or by making same available at the Property;

          (iii) Deliver possession of the Property, subject to the Permitted Exceptions and the rights of parties in possession;

          (iv) To the extent available and in Seller's possession, deliver copies of all necessary permits issued by appropriate governmental authorities and utility companies relating to the Property;

          (v) Execute, acknowledge and deliver a special warranty deed ("Deed") in the form attached hereto as Exhibit "B", conveying the Real Property;

          (vi) Execute, acknowledge and deliver a bill of sale, assignment and assumption ("Bill of Sale") in the form attached hereto as Exhibit "C", conveying without warranty the Personalty and assigning Seller's interest in the Leases, Intangible Property, Security Deposits and the Contracts;

          (vii) Deliver evidence of its authority to execute the Deed and the Bill of Sale;

          (viii) Deliver a non-foreign entity certification in the form attached hereto as Exhibit "D", certifying, in compliance with Section 1445 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder that Seller is not a "foreign person";

          (ix) Deliver an affidavit or certificate reasonably requested by the Title Company in connection with its issuance of the Title Policy;

          (x) Deliver a form notice letter in the form attached hereto as "Exhibit E", to be delivered to each Tenant acknowledging that Seller has conveyed its interest in the Leases and the Security Deposits to Purchaser ("Tenant Notice Letters"); and

          (xi) Deliver such other documents as may be reasonably requested by Purchaser or Title Company, including transfer tax affidavits and evidence of authority to sell the Property in accordance with this Agreement.

(b)  At Closing, Purchaser shall:

          (i) Deliver the Purchase Price to the Title Company (all monies Purchaser is required to deliver shall be wired to the account designated by Title Company and available for disbursement by wire transfer to Seller no later than 1:00 p.m., Dallas, Texas time, on the Closing Date) or to Seller as provided in Section 2.1;

          (ii) Execute and deliver such documents as may be reasonably required by Seller or Title Company, including but not limited to, a certified copy of a resolution of the Board of Directors of Purchaser (if a corporation) authorizing Purchaser to consummate the purchase of the Property and to issue the Shares in accordance with this Agreement and designating those persons authorized to execute and deliver all necessary documents at Closing;

          (iii)     Deliver (A) Certificates of Good Standing and
     Corporate Existence, and (B) copies of any and all of the documents evidencing the corporate structure of Purchaser which Seller reasonably may request;

          (iv) Execute and deliver the Bill of Sale, assuming the obligations under the Leases and the Contracts from and after Closing and the obligation, whether arising before or after Closing, relating to the physical or environmental condition of the Property;

          (v) Execute and deliver the Tenant Notice Letters to each Tenant acknowledging that Purchaser has received and is responsible for the Security Deposits; and

(c) At Closing, Purchaser and Seller shall execute and deliver a Closing Statement setting forth the Purchase Price and all prorations, adjustments and credits thereto and, if necessary, a post-closing agreement with respect to any adjustments based on estimates that are to be re-adjusted after Closing.

(d) At Closing, the following items shall be prorated as of the Closing Date with all items of income and expense for the Property being borne by Purchaser for the Closing Date: rents; fees and assessments; prepaid expenses and obligations under Contracts; accrued expenses; and real and personal and other ad valorem taxes ("Ad Valorem Taxes") for the year of Closing.

          (i) If the Ad Valorem Taxes for the year of Closing are not known or. cannot be reasonably estimated, taxes shall be adjusted based on taxes for the year prior to Closing. After the Ad Valorem Taxes for the year of Closing are known, adjustments, if needed, will be made between the parties. Any additional Ad Valorem Taxes relating to the year of Closing or prior years arising out of a change in the use of the Real Property or a change in ownership shall be paid by Purchaser' when assessed. The provisions of this Section 7.2(d)(i) shall survive Closing.

          (ii) Purchaser shall take all steps necessary to effectuate the transfer of all utilities to its name as of the Closing Date, and where necessary, post deposits with the utility companies. Purchaser shall further ensure that all utility meters are read as of the Closing Date. Seller shall pay all utilities up to and including the Closing Date and all utilities thereafter shall be paid for by Purchaser. Seller shall be entitled to recover any and all deposits held by any utility company as of the date of Closing. To the extent Purchaser fails to provide, where required, deposits to any such utility company(s) so as to prevent the timely release of Seller's deposit(s) by the utility company(s) on the Closing Date, the amount of such deposit(s) shall be credited to Seller and the Purchase Price shall be adjusted accordingly. In such event, the deposit(s) will be assigned to Purchaser who shall have rights to have the deposit(s) released to it upon satisfaction of the conditions imposed by the utility company.

          (iii) Seller shall at Closing pay to the Purchaser, in cash, the amount of any rents paid to the Seller by the Tenants, for the Closing Date and periods subsequent to the Closing Date. No proration shall be made for rents delinquent as of the Closing Date (hereinafter called the "Delinquent Rents"). All rentals collected on or after the Closing Date shall be allocated first to the most recent month for which rental is due by the Tenant and then to Delinquent Rents. Any Delinquent Rents collected by Purchaser after Closing in accordance with the foregoing allocation shall be forthwith paid by Purchaser to Seller. Once any Delinquent Rents are in excess of ninety (90) days past due, all rights to pursue collection of such amounts shall vest solely in Seller, provided, however, that Seller shall not be entitled to pursue eviction proceedings in connection with any such legal action. Seller shall retain the Security Deposits and the amount thereof as reflected on the Rent Roll shall be credited to the Purchase Price.

(e) Purchaser agrees to: (i) assume and perform all of the covenants of Seller and Seller's predecessor in title pursuant to the Leases and Contracts, which are performable subsequent to the Closing Date and all obligations, whether arising before or after the Closing Date relating to the physical or environmental condition of the Property; (ii) deliver the Tenant Notice Letters to the Tenants; (iii) on or before ten
     (10) days following the Closing Date, deliver to Seller a certification to the effect that the Tenant Notice Utters have been delivered to all of the Tenants; and (iv) correct on behalf of Seller all rents and other charges which become due prior to the Closing Date pursuant to the Leases but which Seller has not collected as of the Closing Date and deliver such sums collected to Seller promptly thereafter. Purchaser indemnifies and holds Seller harmless from and against any and all claims, costs and expenses (including reasonable attorneys' fees) asserted against or incurred by Seller and arising out of the failure of Purchaser to perform its obligations pursuant to this Section 7.2(e). Notwithstanding any provision of this Agreement to the contrary but subject to
     Section 7.2(d)(iii), Seller shall be entitled to attempt to collect all rents and other charges which became due prior to the Closing Date from any of the Tenants. The provisions of this Section 7.2(e) shall survive the Closing.

(f)  The agreements set forth in subparagraphs (d) and (e) of this
     Section 7.2 shall survive the Closing and be enforceable until fully performed.

     7.3 Closing Costs. Any escrow fee charged by the Title Company shall be paid 50% by Seller and 50% by Purchaser. Seller shall pay all costs for the Commitment, Survey and the Title policy (except for any endorsements or deletions or amendments thereto or any Title Company inspection fees or mortgagee title policy costs, which shall be at the cost and expense of Purchaser). Purchaser shall pay the fee for the recording of the Deed, any documentary stamp taxes, deed taxes, transfer taxes, intangible taxes, mortgage taxes or other similar taxes, fees or assessments, and all other closing costs of any nature and costs of any inspections or tests it authorizes or conducts. Except as otherwise provided in Sections 6.3 and 6.4, each party shall be responsible for the payment of its own attorneys' fees incurred in connection with the transaction that is the subject of this Agreement. Purchaser shall pay for the costs of recertifying or modifying the Survey (beyond the survey to be provided by Seller pursuant to Section 4.1), its inspections and all other costs and expenses incurred by it in connection with the acquisition of the Property and all other costs not allocated to Seller pursuant to this Agreement.

     7.4 Real Estate Commissions. Seller agrees to pay to Stonemoss Capital Corp. C.B. Commercial and Edwin B. Raskin Companies ("Brokers") a real estate commission at Closing (but only in the event of Closing in strict accordance with this Agreement) pursuant to separate agreements, but in no event will the cumulative amount of such real estate commissions exceed 1% of the Purchase Price. Other than as stated in the first sentence of this
Section 7.4, Seller and Purchaser each represents and warrants to the other that no real estate brokerage commission is payable to any person or entity in connection with the transaction contemplated hereby, and each agrees to and does hereby indemnify and hold the other harmless against the payment of any commission to any person or entity claiming by, through or under Seller or Purchaser, as applicable. This indemnification shall extend to any and all claims, liabilities, costs and expenses (including reasonable attorneys' fees and litigation costs) arising as a result of such claims and shall survive the Closing. Brokers shall not be entitled to any monies or other recovery realized by Seller arising out of Purchaser's default or by reason of Seller's default. Brokers shall not be entitled to any commission if Purchaser or Seller elect to terminate this Agreement. This
Section 7.4 shall expressly survive any Closing or any termination of this Agreement.

                              VIII.
                           CONDEMNATION

     8.1 Condemnation. If, prior to Closing, any governmental authority or other entity having condemnation authority shall institute an eminent domain proceeding or take any steps preliminary thereto (including the giving of any direct or indirect notice of intent to institute such proceedings) with regard to the Real Property, Seller shall give prompt notice of same to Purchaser. If such proceedings are not dismissed on or before ten
(10) days prior to Closing, Purchaser shall be entitled, as its sole and exclusive remedy, to terminate this Agreement upon written notice to Seller (a) within ten (10) days following notice by Seller to Purchaser of such condemnation or (b) on the Closing Date, whichever occurs first. In the event Purchaser does not terminate this Agreement pursuant to the preceding sentence, Purchaser shall be conclusively deemed to have elected to accept such condemnation and waives any right to terminate this Agreement as a result thereof Notwithstanding anything to the contrary herein, if any eminent domain proceeding is instituted (or notice of which shall be given) solely for the taking of any subsurface rights for utility easements or for any right-of-way easement, and the surface may, after such taking, be used in substantially the same manner as though such rights had not been taken, Purchaser shall not be entitled to terminate this Agreement as to any part of the Real Property, but any award resulting therefrom shall be assigned to Purchaser at Closing and shall be the exclusive property of Purchaser upon Closing. In the event Purchaser elects to terminate this Agreement under this Section 8.1, the Earnest Money shall be returned to Purchaser in accordance with Section 6.4 upon Seller's receipt of the Purchaser's Information and neither party to this Agreement shall thereafter have any further rights or obligations hereunder except the Termination Surviving Obligations. If Purchaser waives (or is deemed to have waived) the right to terminate this Agreement as a result of such a condemnation, despite such condemnation, Seller and Purchaser shall close this Agreement in accordance with the terms hereof with no reduction in the Purchase Price, and Seller shall assign to Purchaser at Closing all of Seller's right, title and interest in and to all proceeds resulting or to result from said condemnation.

                               IX.
                           RISK OF LOSS

     9.1 Risk of Loss. For purposes of this Section, "Casualty" shall mean damage to the Improvements by fire or other casualty. For purposes of this Section, "Material Damage" shall mean damage to the Improvements of such nature that the cost of restoring the same to their condition prior to the Casualty will exceed $5,000,000.

(a) Procedure. If, prior to Closing, the Property shall be destroyed or sustain Material Damage as a result of Casualty, then, at Purchaser's option exercised in the manner provided hereunder, the following shall occur with respect to such
     Property:

          (i) Purchaser may terminate this Agreement and neither party hereto shall have any further rights or obligations except for the Termination Surviving Obligations and the Earnest Money Deposit shall be returned to Purchaser in accordance with Section 6.4, by giving Seller written notice of such election at or prior to Closing, but in any event within ten (10) days following receipt by Purchaser of notice of the occurrence of any such event; or

          (ii) In the event Purchaser fails to deliver written notice of its election to terminate the Agreement as provided in Section 9.1(a)(i) then, Purchaser shall be deemed to have waived such termination right and to have elected to proceed with the Closing of the transaction as contemplated hereby with a reduction in the Purchase Price equal to the amount of the applicable insurance deductible, and concurrently with such Closing, Seller shall assign to Purchaser, in form satisfactory to Purchaser, all claims arising under any policy of insurance covering such Casualty, and Seller shall have no further liability to Purchaser with respect to such damage.

          If the parties shall fail to agree on the amount of the cost of such restoration, either party may terminate this Agreement by giving written notice to the other prior to Closing and, in such event, the Purchaser shall have the right to the return of the Earnest Money in accordance with Section 6.4, and neither party shall have any further obligations to the other except for the Termination Surviving Obligations.

(b) Damage Other Than Material Damage. In the event of any damage to the Property other than Material Damage, the Closing shall proceed in accordance with and subject to the conditions of subparagraph 9(a)(ii) and Seller shall have no further liability with respect to such Casualty.

                                X.
                          MISCELLANEOUS

     10.1 Entire Agreement. This Agreement contains the entire agreement of the parties hereto. There are no other agreements, oral or written, and this Agreement can be amended only by written agreement signed by the parties hereto, and by reference, made a part hereof.

     10.2 Agreement Binding on Parties. This Agreement, and the terms, covenants, and conditions herein contained, shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and assigns of each of the parties hereto. Purchaser may not assign its rights hereunder without the prior written consent of Seller.

     10.3 Effective Date. The "Effective Date" of this Agreement shall be the date on which this Agreement has been executed by both Seller and Purchaser.

     10.4 Notice. Any notice, communication, request, reply or advice (collectively, "Notice") provided for or permitted by this Agreement to be made or accepted by either party must be in writing. Notice may, unless otherwise provided herein, be given or served by (i) depositing the same in the United States mail, postage paid, certified, and addressed to the party to be notified, with return receipt requested, (ii) by delivering the same to such party, or an agent of such party, in person or by commercial courier, or (iii) by facsimile, or (iv) by depositing the same into custody of a nationally recognized overnight delivery service such as Federal Express Corporation, Airborne Express, Emery or Purolator. Notice deposited in the mail in the manner described in
(i) above shall be effective on the third business day after such deposit. Notice given in any other manner shall be effective only if and when received by the party to be notified between the hours of 8:00 a.m. and 5:00 p.m. of any business day with delivery made after such hours to be deemed received the following business day. For the purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:



SELLER:
Nashboro Village Apartments,
L.P.
13155 Noel Road, Suite 2300
Lock Box 54
Dallas, Texas 75240
Attn: Scott R.  Fitzgerald
Telephone: (972) 934-0100
Fax: (972) 934-8333


WITH ADDITIONAL COPY TO:
David J.  Lowery, Esq.
Jones, Day, Reavis & Pogue
2001 Ross Avenue
2300 Trammell Crow Center
Dallas, Texas 75201
Telephone: (214) 220-3939
Fax: (214) 969-5100


PURCHASER:
Walden Residential Properties,
Inc.
One Lincoln Centre
5400 LBJ Freeway, Suite 400
Lock box 45
Dallas, Texas 75240
Attn: Marshall B. Edwards
Telephone: (972) 788-0581
Fax: (972) 788-1550


WITH COPY TO:
Robin K. Minick, Esq.
Munsch Hardt Kopf Harr &
Dinan, P.C.
4000 Fountain Place
1445 Ross Avenue
Dallas, Texas 75202


The parties hereto shall have the right from time to time to change their respective addresses, and each shall have the right to specify as its address any other address within the United States of America by at least five (5) days written notice to the other party.

     10.5 Time of the Essence. Time is of the essence in all things pertaining to the performance of this Agreement.

     10.6 Place of Performance. This Agreement is made and shall be performable in Davidson County, Nashville, Tennessee, and shall be construed in accordance with the laws of the State of Tennessee.

     10.7 Currency.  All dollar amounts are expressed in United
States currency.

     10.8 Section Headings. The section headings contained in this Agreement are for convenience only and shall in no way enlarge or limit the scope or meaning of the various and several sections hereof.

     10.9 Obligations. To the extent necessary to carry out the terms and provisions hereof, the terms, conditions, obligations and rights set forth herein shall not be deemed terminated at the time of Closing nor will they merge into the various documents executed and delivered at the time of Closing.

     10.10 Business Days. In the event that any date or any period provided for in this Agreement shall end on a Saturday, Sunday or legal holiday, the applicable date or period shall be extended to the first business day following such Saturday, Sunday or legal holiday.

     10.11 Confidentiality. In addition to the confidentiality standards set forth in Section 3.2(b) of this Agreement, Seller and Purchaser each expressly acknowledges and agrees that the transactions contemplated by this Agreement and the terms, conditions, and negotiations concerning the same shall be held in the strictest confidence by each of them and shall not be disclosed by either of them except to their respective legal counsel, accountants, consultants, officers, partners, directors, and shareholders, and except and only to the extent that such disclosure may be necessary for their respective performances hereunder. Purchaser further acknowledges and agrees that, unless and until the Closing occurs, all information obtained by Purchaser in connection with the Property will not be disclosed by Purchaser to any third persons without the prior written consent of Seller. Nothing contained in this Section 10.11 shall preclude or limit either party from disclosing or accessing any information otherwise deemed confidential under this Section 10.11 in connection with that party's enforcement of its rights following a disagreement hereunder or in response to lawful process or subpoena or other valid or enforceable order of a court of competent jurisdiction or as may be required by applicable securities laws or by any applicable securities exchange, including, to the extent required by any applicable security exchange the inclusion of a copy of this Agreement in required filings with the Securities and Exchange Commission.

     10.12 No Recordation. Without the prior written consent of Seller, there shall be no recordation of either this Agreement or any memorandum hereof, or any affidavit pertaining hereto and any such recordation of this Agreement or memorandum hereof, by Purchaser without the prior written consent of Seller shall constitute a default hereunder by Purchaser, whereupon this Agreement shall, at the option of Seller, terminate and be of no further force and effect. Upon termination all Earnest Money shall be immediately delivered to Seller, whereupon the parties shall have no further duties or obligations one to the other except for the Termination Surviving Obligations.

     10.13 Multiple Counterparts. This Agreement may be executed in multiple counterparts (each of which is to be deemed original for all purposes).

     10.14 Severability. If any provision of this Agreement or application to any party or circumstance shall be determined by any court of competent jurisdiction to be invalid and unenforceable to any extent, the remainder of this Agreement or the application of such provision to such person or circumstances, other than those as to which it is so determined invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be valid and shall be enforced to the fullest extent permitted by law.

     10.15 Limited Liability of Officers. This Agreement and all documents, agreements, understandings, and arrangements relating to this transaction have been executed by the undersigned in his/her capacity as an officer or director of Purchaser which has been formed as a Maryland corporation pursuant to the Articles of Incorporation of Purchaser and not individually, and neither the directors, officers or stockholders of Buyer shall be bound or have any personal liability hereunder or thereunder. Seller shall look solely to the assets of Purchaser for satisfaction of any liability of the Purchaser in respect of this Agreement and all documents, agreements, understandings and arrangements relating to the transaction contemplated by this Agreement and will not seek recourse or commence any action against any of the directors, officers or stockholders of Purchaser or any of their personal assets for the performance or payment of any obligation hereunder or thereunder. The foregoing shall also apply to any future documents, agreements, understandings, arrangements and transactions between the parties hereto.


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












Dated:  ___________________


"SELLER"

NASHBORO VILLAGE APARTMENTS,
L.P.,
a Delaware limited partnership

By:  NVA, INC., a Delaware
     corporation,
     General Partner



By:  ____________________________
     Name:  _____________________
     Title: _____________________










Dated:  ___________________

"PURCHASER"

WALDEN RESIDENTIAL PROPERTIES,
INC., a Maryland corporation



By:  ____________________________
     Name: Eric A.  Calub
     Title: Vice President

                     JOINDER BY TITLE COMPANY

Lawyer's Title Insurance Company, referred to in this Agreement as the "Title Company," hereby acknowledges that it received this Agreement executed by Seller and Purchaser on the ___ day of November, 1996, and accepts the obligations of the Title Company as set forth herein. It further acknowledges that it received the Earnest Money on the _____ day of November, 1996. The Title Company hereby agrees to hold and distribute the Earnest Money in accordance with the terms and provisions of this Agreement. It further acknowledges that it hereby assumes all responsibilities for information reporting required under Section 6045(e) of the Internal Revenue Code.

                              LAWYER'S TITLE INSURANCE COMPANY



                              By:  ______________________________
                                   NAME:  _______________________
                                   Address:  ____________________
                                             ____________________

                        JOINDER BY BROKERS

     The undersigned Brokers join herein to evidence such Brokers' agreement to the provisions of Section 7.4 and to represent to Seller and Purchaser that such Brokers (i) know of no other brokers, salespersons or other parties entitled to any compensation for brokerage services arising out of this transaction other than those whose names appear in this Agreement, (ii) have not made any of the representations or warranties specifically disclaimed by Seller in Section 3.5 and (iii) is duly licensed and authorized to do business in the State of Tennessee. Brokers advise Purchaser that Purchaser should be furnished with or obtain a policy of title insurance or if an abstract covering the Property is provided. in lieu thereof, Purchaser should have said abstract examined by an attorney of Purchaser's own selection.






Date:  _______________________
STONEMOSS CAPITAL CORP.


By:  _________________________
     Name:  __________________
     Title: __________________
     Address: ________________
     _________________________
     _________________________
     License No.: ____________
     Tax I.D. No.: ___________





Date:  _______________________

EDWIN R.  RASKIN COMPANY


By:  _________________________
     Name:  __________________
     Title: __________________
     Address: ________________
     _________________________
     _________________________
     License No.: ____________
     Tax I.D. No.: ___________






Date:  _______________________
C.B. COMMERCIAL


By:  _________________________
     Name:  __________________
     Title: __________________
     Address: ________________
     _________________________
     _________________________
     License No.: ____________
     Tax I.D. No.: ___________